Exhibit 3.5

ARTICLES OF ORGANIZATION

OF

IOWA TELECOM DATA SERVICES, L.C.

To the Secretary of State of the State of Iowa:

Pursuant to the Iowa Limited Liability Company Act the undersigned, acting as organizer of a limited liability company, hereby adopts the following Articles of Organization for such Company:

ARTICLE

Name

The name of this limited liability company is Iowa Telecom Data Services, L.C.

ARTICLE I

Company Existence

The Company’s existence shall be perpetual and shall be effective upon the filing of these Articles of Organization with the Iowa Secretary of State.

ARTICLE II

Units of Equity Ownership

Iowa Telecom Data Services, L.C. is authorized to issue units of equity ownership.

ARTICLE III

Registered Agent And Office

The address of the initial Registered Office of the Company is 115 South Second Avenue West, Newton, Iowa, and the name of its initial Registered Agent at such address is Alan L. Wells.

ARTICLE IV

Principal Office

The address of the principal office of the Company is 115 South Second Avenue West, Newton, Iowa 50208.

ARTICLE V

Organizer

The name and address of the organizer is:

Michael P. Joynt

801 Grand Ave., Suite 3500

Des Moines, Iowa 50309

ARTICLE VI

Purpose and Power

The Company shall be formed for any lawful purposes and shall have unlimited power to engage in and to do any lawful act concerning any and all lawful businesses for which companies may be organized under the Iowa Limited Liability Company Act.

ARTICLE VII

Limitation of Liability and Indemnification

The liability of a Manager or Member of the company shall be limited as provided in the Iowa Limited Liability Company Act and the company shall indemnify the Manager or Members to the fullest extent permitted under the Iowa Limited Liability Company Act.

Dated February 20, 2003.

/s/ Michael P. Joynt
Michael P. Joynt
Organizer

State of Iowa	)
) ss.
County of Polk	)

On this 20th day of February, 2003, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Michael P. Joynt, to me known to be the identical person named in and who executed the within and foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ Linda Wright	,
Notary Public in and for said State

[SEAL]

FILED IOWA SECRETARY OF STATE 2-20-03 1:28PM [GRAPHIC]